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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       DREXEL BOND-DEBENTURE TRADING FUND

         Drexel Bond-Debenture Trading Fund, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Drexel Bond-Debenture Trading Fund adopted a resolution approving, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that, it is advisable that: Article FIRST of the Fund's Certificate of Incorporation be, and it hereby is, amended in its entirety to read as follows:

                       FIRST: The name of the Corporation is 1838 Bond-Debenture Trading Fund.

         Article ELEVENTH of the Fund's Certificate of Incorporation, be, and it hereby is, deleted in its entirety;

          Article TWELFTH and THIRTEENTH of the Fund's Certificate of Incorporation be renumbered to Articles ELEVENTH and TWELFTH, respectively.

         SECOND: That thereafter, a regular meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That said amendment is to become effective on October 5, 1988.




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         IN WITNESS WHEREOF, said Drexel Bond-Debenture Trading Fund has caused its corporate seal to be hereunto affixed and this certificate to be signed by Robert J. Vitale, its President, and Anna M. Bencrowsky, its Assistant Secretary, this 30th day of September, 1988.

                                                     DREXEL BOND-DEBENTURE
                                                     TRADING FUND

(Corporate Seal)                                     By: /s/ Robert J. Vitale
                                                        ------------------------
                                                             Robert J. Vitale
                                                             President

ATTEST:

By:      /s/ Anna M. Bencrowsky
         ---------------------------
         Anna M. Bencrowsky
         Assistant Secretary